UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
____________________

☒ Filed by the Registrant
☐ Filed by a Party other than the Registrant
CHECK THE APPROPRIATE BOX:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

___________________________
BURFORD CAPITAL LIMITED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, If Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒ No fee required
☐ Fee paid previously with preliminary materials
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April 4, 2025

Burford Files Definitive Proxy Materials and 2024 Annual Report

Burford Capital Limited (“Burford”), the leading global finance and asset management firm focused on law, announces the filing today of its definitive proxy statement, additional definitive proxy soliciting material and annual report to security holders with the US Securities and Exchange Commission (the “SEC”). These filings are available on the SEC’s website at www.sec.gov and under the “Financials—SEC Filings” tab of Burford’s investor relations website at http://investors.burfordcapital.com.

April 3, 2025 - Definitive Proxy Statement
April 3, 2025 - Additional Definitive Proxy Soliciting Material
April 3, 2025 - Annual Report to Security Holders

Notice of Annual General Meeting of Shareholders

Burford has elected to take advantage of the SEC rules allowing it to provide shareholders access to its proxy materials over the internet. Beginning on April 3, 2025, Burford mailed to its shareholders a notice of internet availability of proxy materials (the “Notice of Internet Availability”) that provides instructions on how to access Burford’s notice of annual general meeting of shareholders, definitive proxy statement and annual report to security holders for the year ended December 31, 2024 via the internet and how to vote online. The Notice of Internet Availability also contains instructions on how to obtain the proxy materials in printed form.

Burford’s annual general meeting of shareholders (the “2025 AGM”) will be held at Oak House, Hirzel Street, St. Peter Port, Guernsey GY1 2NP at 9.00am British Summer Time on May 14, 2025.

The expected timetable for the 2025 AGM is set forth below.

AGM TIMETABLE

Record date for shareholders to attend and vote at the 2025 AGM	March 17, 2025

Deadline for receipt of voting instruction form from AIM investors	No later than 8.59am British Summer Time on May 9, 2025

Deadline for receipt of proxy card or voting instruction form from NYSE investors	No later than 11.59pm Eastern Daylight Time on May 9, 2025

Deadline for receipt of vote by internet or phone from NYSE investors	No later than 11.59pm Eastern Daylight Time on May 12, 2025

Annual general meeting of shareholders	9.00am British Summer Time on May 14, 2025

If any of the above times and/or dates change, the revised times and/or dates will be notified by an announcement to a Regulatory Information Service.

For further information, please contact:

Burford Capital Limited
For investor and analyst inquiries:
Americas: Josh Wood, Head of Investor Relations - email	+1 212 516 5824
EMEA & Asia: Rob Bailhache, Head of EMEA & Asia Investor Relations - email	+44 (0)20 3530 2023
For press inquiries:
David Helfenbein, Senior Vice President, Public Relations - email	+1 212 516 5824

Deutsche Numis - NOMAD and Joint Broker	+44 (0)20 7260 1000
Giles Rolls
Charlie Farquhar

Jefferies International Limited - Joint Broker	+44 (0)20 7029 8000
Graham Davidson
James Umbers

Berenberg – Joint Broker	+44 (0)20 3207 7800
Toby Flaux
James Thompson
Yasmina Benchekroun

About Burford Capital

Burford Capital is the leading global finance and asset management firm focused on law. Its businesses include litigation finance and risk management, asset recovery and a wide range of legal finance and advisory activities. Burford is publicly traded on the New York Stock Exchange (NYSE: BUR) and the London Stock Exchange (LSE: BUR), and it works with companies and law firms around the world from its offices in New York, London, Chicago, Washington, D.C., Singapore, Dubai and Hong Kong.

For more information, please visit www.burfordcapital.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any ordinary shares or other securities of Burford.

This press release does not constitute an offer of any Burford private fund. Burford Capital Investment Management LLC, which acts as the fund manager of all Burford private funds, is registered as an investment adviser with the US Securities and Exchange Commission. The information provided in this press release is for informational purposes only. Past performance is not indicative of future results. The information contained in this press release is not, and should not be construed as, an offer to sell or the solicitation of an offer to buy any securities (including interests or shares in any of Burford private funds). Any such offer or solicitation may be made only by means of a final confidential private placement memorandum and other offering documents.

Forward-looking statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the US Securities Act of 1933, as amended, and Section 21E of the US Securities Exchange Act of 1934, as amended, that are intended to be covered by the safe harbor provided for under these sections. In some cases, words such as “aim”, “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “forecast”, “guidance”, “intend”, “may”, “plan”, “potential”, “predict”, “projected”, “should” or “will”, or the negative of such terms or other comparable terminology, are intended to identify forward-looking statements. Although Buford believes that the assumptions, expectations, projections, intentions and beliefs about future results and events reflected in forward-looking statements have a reasonable basis and are expressed in good faith, forward-looking statements involve known and unknown risks, uncertainties and other factors, which could cause Burford’s actual results and events to differ materially from (and be more negative than) future results and events expressed, projected or implied by these forward-looking statements. Factors that might cause future results and events to differ include, among others, those discussed in the “Risk Factors” section of Burford’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the US Securities and Exchange Commission on March 3, 2025. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements contained in the periodic and current reports that Burford files with or furnishes to the US Securities and Exchange Commission. Many of these factors are beyond Burford’s ability to control or predict, and new factors emerge from time to time. Furthermore, Burford cannot assess the impact of each such factor on its business or the extent to which any factor or combination of factors may cause actual results and events to be materially different from those contained in any forward-looking statement. Given these uncertainties, readers are cautioned not to place undue reliance on Burford’s forward-looking statements.

All subsequent written and oral forward-looking statements attributable to Burford or to persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. The forward-looking statements speak only as of the date of this press release and, except as required by applicable law, Burford undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.